MANAGEMENT AGREEMENT

This Management Agreement is entered into as of this 1st day of May, 1998 by and between Jack A. Hill, D.D.S. Inc., ("Dr. Hill") who is duly licensed to practice orthodontics in the state of Texas (the "State") through a professional corporation and Omega Orthodontics Incorporated, ("OMEGA") and Omega Orthodontics of Austin, Inc., a Delaware corporation ("MSO").

                                    RECITALS

         A. OMEGA, through its operating subsidiaries such as the MSO, provides professional management and marketing services to orthodontic and other specialty practices in the United States, which services include providing practice management systems, office space, equipment, furnishings and active administrative personnel necessary for the operation of such practices, and which services are provided directly or indirectly through management service organizations.

         B. Dr. Hill owns and operates an orthodontic practice (the "Orthodontic Practice") with offices located at 4701 Westgate Blvd., Austin, Texas 78745 (the "Orthodontic Offices") and furnishes orthodontic care to the general public.

         C. OMEGA's services are designed to improve the efficiency and profitability of the Dr. Hill's practice while enhancing the ability of Dr. Hill to render quality orthodontic care to his patients.

         D. Dr. Hill wishes to retain OMEGA to perform the functions and to provide the services described in this Agreement to assist him to achieve the above goals.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged to the full satisfaction of the parties hereto, the parties hereto agree as follows:

1.0 Term of the Agreement

1.1 Appointment as Business Manager. Effective as of May 1, 1998 (the "Commencement Date"), Dr. Hill hereby appoints OMEGA as the sole and exclusive business manager of the Orthodontic Practice and agrees that OMEGA shall have all power and authority reasonably necessary to manage the non-orthodontic business affairs of the Orthodontic Practice, subject to the requirements of the applicable provisions of State law relating to the practice of orthodontics.

1.2 Term. This Agreement shall take effect on the Commencement Date and shall remain in full force and effect for a period of two (2) years, unless such term is extended in accordance with Clause 6.2 hereof.

2.0 Duties and Compensation

2.1 Duties of OMEGA. The duties of OMEGA and the MSO under this Agreement are set forth in Schedule 1 attached hereto and incorporated herein by this reference.

2.2 Duties of Dr. Hill. The duties of Dr. Hill under this Agreement are set forth in Schedule 2 attached hereto and incorporated herein by this reference.

2.3 Compensation. The terms of the compensation to be paid under this Agreement are set forth in Schedule 3 attached hereto and incorporated herein by this reference.

3.0 Limitations on Scope of Services

3.1 Professional Services. A fundamental understanding between the parties hereto is that the rendering of orthodontic services shall be separate and independent from the provision of administrative, management and support services by OMEGA. Thus, Dr. Hill shall have sole and absolute control of the delivery of all professional services and treatment rendered to patients at the Orthodontic Offices.

3.2 Solicitation. No employee or other representative of OMEGA or the MSO shall be engaged in, or allowed to solicit patients on behalf of, Dr. Hill, nor shall OMEGA have any control over Dr. Hill's patients.

3.3 Advertising. No advertising or promotional materials, or other materials of any nature, including billing and collection forms, reports, agreements, correspondence, or similar materials, used in connection with the Orthodontic Practice shall be used or distributed without having first been approved by Dr. Hill.

3.4 Reciprocation. The parties hereby acknowledge and agree that the benefits conferred upon each of them hereunder neither require nor are in any way contingent upon the admission, recommendation, referral, or any other arrangement for the provision of any item or service offered by OMEGA to any patients of Dr. Hill or his employees, contractors or agents, nor are such benefits in any way contingent upon the recommendation, referral or any other arrangement for the provision of any item or service offered by Dr. Hill or any of his employees, contractors or agents.

4.0 Independent Contractor Relationship Neither Dr. Hill nor his employees shall have any claim under this Agreement or otherwise against OMEGA or the MSO for worker's compensation, unemployment compensation, sick leave, vacation pay, retirement benefits, Social Security benefits, or any other employee benefits, all of which shall be the sole responsibility of Dr. Hill.

5.0  Insurance and Indemnity

5.1 Insurance to Be Maintained by Dr. Hill. Throughout the term of this Agreement, Dr. Hill shall maintain in full force and effect comprehensive professional liability insurance with limits of not less than $500,000 per occurrence and $1,000,000 annual aggregate for Dr. Hill and each of the orthodontists providing services for the Orthodontic Practice. Dr. Hill shall be responsible for all liabilities within deductibles and for all liabilities in excess of the limits of such policies. OMEGA agrees to negotiate for and cause premiums to be paid on behalf of Dr. Hill with respect to such insurance.
Premiums and deductibles with respect to such policies shall not be OMEGA Expenses (as defined in Schedule 1). Dr. Hill also agrees to name OMEGA as an additional insured and provide for appropriate waivers of insurers rights of subrogation. Dr. Hill agrees to deliver to OMEGA a certificate of insurance indicating such coverage. Dr. Hill will furnish the other certificates from their insurance carriers, evidencing the insurance coverages required in this Article.

5.2 Insurance to Be Maintained by Omega. Throughout the term of this Agreement, OMEGA will pay as an OMEGA Expense (a) comprehensive professional liability insurance for all professional employees of OMEGA with limits as determined reasonable by OMEGA; and (b) comprehensive general liability and property insurance covering the Orthodontic Office premises and operations.

5.3 Tail Insurance Coverage. Dr. Hill and each orthodontist (if any) providing services through the Orthodontic Practice that upon termination of Dr. Hill's or such endodontist's relationship with the Orthodontic Practice, for any reason, tail insurance coverage will be purchased by Dr. Hill or such orthodontist. Such provisions may be contained in an employment agreement, restrictive covenant agreement or other agreement entered into by Dr. Hill or the orthodontist, and Dr. Hill hereby covenants with OMEGA to enforce such provisions relating to the tail insurance coverage or to provide such coverage at the expense of Dr. Hill or each such orthodontist.

5.4 Additional Insureds. Dr. Hill and OMEGA agree to have each other named as an additional insured on the other's respective liability insurance policies and such policies shall also contained appropriate waiver of insurers rights of subrogation in favor of the named insureds.

5.5 Indemnification. Dr. Hill shall indemnify, hold harmless and defend OMEGA and the MSO, its affiliates and its and their respective officers, directors, shareholders, employees and representatives, from and against any and all liabilities, losses, damages, claims, causes of action, expenses, judgments, settlements, lawsuits and obligations (including reasonable attorneys' fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of orthodontic services or the performance of any intentional acts, negligent acts or omissions by Dr. Hill and/or the other orthodontic and dental professionals employed by him and his employees and/or his subcontractors (other than OMEGA) during the term hereof. OMEGA and the MSO shall indemnify, hold harmless and defend Dr. Hill, the other orthodontic and dental professionals employed by him and his employees and/or his subcontractors up to the proceeds recovered from applicable insurance policies provided pursuant to 5.2 hereof, from and against such liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent caused directly by or as a result of the performance of any intentional acts, negligent acts or omissions by OMEGA, the MSO and/or their affiliates and its and their respective shareholders, agents, employees and/or subcontractors during the term hereof.

5.6 Notwithstanding anything to the contrary contained in this Agreement, or any Schedule or Exhibit hereto, in no event shall the OMEGA or the MSO, their officers, directors or employees be liable for any form of indirect, special, incidental or consequential damages, including but not limited to loss of profit or loss of business reputation, whether such damages arise in contract or tort, irrespective of fault, negligence or strict liability.

6.0  General Provisions

6.1 Notices. Any notice to be given pursuant to this Agreement shall be deemed effective if given personally, or by telephone, telegram, telecopy, facsimile or other electronic transmission, or by letter to an officer or administrator of OMEGA or to Dr. Hill, as the case may be. Notice in person, or by telephone, telegram or electronic transmission shall be deemed effective when given. Notice by mail shall be deemed effective seventy-two (72) hours after deposit in the United States mails, and properly addressed with postage prepaid.

Notices to Dr. Hill shall be given as follows:

Jack A. Hill, D.D.S.
Jack A. Hill D.D.S. Inc.
4701 Westgate Blvd.
Austin, Texas 78745
Attn: Jack A. Hill, D.D.S.

or such other address as may be furnished by Dr. Hill to OMEGA from time to time in writing.

Notices to OMEGA shall be given as follows:

Omega Orthodontics, Inc.
3621 Silver Spur Lane
Acton, CA 93510
Attn: Robert Schulhof

or other such addresses as may be furnished by OMEGA or the MSO to Dr. Hill from time to time in writing.

6.2 Contract Modifications for Prospective Legal Events. In the event any Federal, state or local laws, rules, regulations or interpretations governing or applicable to Dr. Hill or the Orthodontic Practice (collectively, "Laws"), now existing or enacted or promulgated after the Commencement Date, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such Laws, Dr. Hill and OMEGA and the MSO shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between Dr. Hill and OMEGA and the MSO.

6.3 Remedies. The remedies specified in this Agreement are the exclusive remedies for any liabilities arising under this Agreement. The limitations on liability, releases from liability, and waiver and indemnity provisions expressed in this Agreement shall apply to the full extent permitted by law, even in the event of the fault, negligence (in whole or in part), strict liability, or other basis of liability, and whether liability is founded in contract, tort, or otherwise.

6.4 No Obligation to Third Parties. None of the obligations and duties of OMEGA or Dr. Hill under this Agreement shall in any way or in any manner be deemed to create any obligation of OMEGA or of Dr. Hill to, or any rights in, any person or entity not a party to this Agreement.

6.5 Entire Agreement. This Agreement, including the Schedules hereto, and the Agreement in Principle constitutes the entire agreement between the parties concerning this subject matter, and supersede all prior and contemporaneous agreements, representations and understandings of the parties concerning the contents hereof and thereof. No supplement, modification, or amendment to this Agreement shall be binding unless executed in writing by all of the parties hereto, except as otherwise provided herein. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision, whether similar or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

6.6 Assignment The rights and the duties of the parties under this Agreement may not be assigned or transferred without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld; provided, however, that OMEGA shall be permitted to assign its rights and obligations hereunder without the consent of Dr. Hill to any person, firm or corporation controlled by OMEGA, controlling OMEGA or under common control with OMEGA.

6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding its conflict of laws rules. The parties acknowledge that OMEGA is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of dentistry or orthodontics. To the extent any act or service required of OMEGA in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the practice of dentistry or orthodontics, the performance of said act or service by OMEGA shall be deemed waived and forever unenforceable and the provisions of Section 6.11 shall be applicable.

6.8 Force Majeure. Neither party shall be liable to the other party for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which that party has no reasonable control for so long as such events continue, and for a reasonable period of time thereafter. The party claiming the benefit of any such event of force majeure shall give the other party prompt written notice of the occurrence thereof and shall use its best efforts to terminate, or overcome the effects of, such force majeure at the earliest possible date.

6.9 Compliance with Applicable Laws. Both parties shall comply with all applicable Laws and restrictions imposed thereunder in the conduct of their obligations under this Agreement.

6.10 Language Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

6.11 Severability In the event any provision of this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable, (i) the parties shall amend this Agreement in order to carry out the intent and essential business purposes of this Agreement as closely possible within the requirements of applicable provisions of Law as determined by such a court, and (ii) the remaining provisions of this Agreement shall continue in full force and effect.

6.12 Captions. Captions to sections in this Agreement are for ease of reference, and shall not be considered an interpretation of the section.

6.13 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                           Jack A. Hill, D.D.S.


                                           -------------------------------
                                           Jack A. Hill D.D.S.


                                           OMEGA ORTHODONTICS, INC.


                                           By:________________________
                                              Name:  Edward Mulherin
                                              Title: Chief Financial Officer

                                   SCHEDULE 1

                                 DUTIES OF OMEGA

1.1 General. OMEGA, through its operating subsidiary the MSO, shall provide the Orthodontic Practice with comprehensive practice management, financial and marketing services and manage such facilities, equipment, and support personnel as are currently available to the Orthodontic Practice and reasonably required to operate the Orthodontic Practice at the Orthodontic Offices, as determined by OMEGA in consultation with Dr. Hill. OMEGA may perform some or all of its services at a location other than at the Orthodontic Offices.

1.2 Orthodontic Office Services. OMEGA, through the MSO, shall manage the office space and related leasehold improvements to constitute the Orthodontic Offices and related fixtures, furniture, furnishings, equipment and related services. OMEGA shall be responsible for repairs, maintenance and replacement of the Orthodontic Offices, except for repairs, maintenance and replacement to the extent necessitated by the negligence of Dr. Hill, his employees and agents. OMEGA shall provide telephone, facsimile transmission, printing, duplicating and transcribing services as needed, as well as all laundry, linen and uniforms.

1.3 Administrative Services. OMEGA shall manage secretarial, reception, maintenance, front office, skilled assistants and other personnel, except duly licensed orthodontic and dental professionals, during normal office hours as reasonably requested by Dr. Hill, to enable Dr. Hill to perform effectively orthodontic and treatment services. OMEGA shall be responsible for staff scheduling, provided, however, that all orthodontic and dental professionals, including orthodontic assistants and hygienists, shall be under the direct supervision of Dr. Hill and Dr. Hill shall have sole authority to employ and terminate the employment of all orthodontic and dental professionals. All personnel placed in the Orthodontic Offices by OMEGA shall be subject to the approval of Dr. Hill, which approval shall not be unreasonably withheld, and Dr. Hill shall have the authority to instruct OMEGA to terminate the employment of such personnel for any lawful reason. OMEGA shall be responsible for all personnel wages, withholding, fringe benefits, bonuses and workers' compensation insurance in connection with its employees; provided, however, that Dr. Hill is in full compliance with the compensation provisions of this Agreement.

1.4 Business Systems, Procedures and Forms. In consultation with Dr. Hill, OMEGA shall establish standardized business systems and procedures for the Orthodontic Practice, including, but not limited to, patient scheduling systems, treatment records system, financial reporting and process control systems and patient communication management systems (the "OMEGA Patient Scheduling System") that are designed to improve the Orthodontic Practice operating efficiency. OMEGA shall additionally provide the Orthodontic Practice with and train the Orthodontic Practice's staff in the use of standardized clinical forms, including, without limitation, forms for patient evaluations and treatment plans. Dr. Hill expressly acknowledges and agrees that he shall have no property rights in the OMEGA Patient Scheduling System and the other foregoing systems, procedures and clinical forms, and further agrees that such systems, procedures, and forms shall be deemed to constitute Confidential Information within the meaning of Section 2.7 of Schedule 2 and be subject to the restrictions on the use, appropriation, and reproduction of such Confidential Information provided for in such Section 2.7.

1.5 Purchasing, Accounts Payable, Supplies and Inventory. OMEGA shall be responsible for and shall establish and maintain systems for the handling and processing of all purchasing and payment activities and for the performance of all payroll and payroll accounting functions of the Orthodontic Practice. OMEGA shall order and purchase and maintain all inventory and orthodontic supplies as reasonably required by the Orthodontic Practice to enable Dr. Hill to render orthodontic care to his patients including, without limitation, all orthodontic appliances and other supplies, laboratory supplies and sanitation supplies

1.6 Billing, Collection. OMEGA shall supervise the: (i) billing and collecting payments for all orthodontic and other professional services rendered by Dr. Hill and the other orthodontic and dental professionals employed by Dr. Hill, with all such billing and collecting to be done in the name of Dr. Hill; (ii) receiving payments from patients, insurance companies and all other third party payors; (iii) taking possession of and endorsing in the name of Dr. Hill any notes, checks, money orders, insurance payments and other instruments received in payment for services or of accounts receivable; and (iv) settling and compromising claims and, where deemed appropriate by OMEGA and consented to (which consent shall not be unreasonably withheld or delayed) by Dr. Hill, assigning such accounts receivable to a collection agency or the bringing of a legal action against a patient or a payor on Dr. Hill 's behalf. In supervising the seeking of payments on behalf of Dr. Hill hereunder, OMEGA shall act as Dr. Hill 's agent in billing and collecting professional fees, charges and other accounts owed to Dr. Hill and shall only bill under Dr. Hill 's provider number. OMEGA does not guarantee collection and is not responsible for any loss to Dr. Hill as a result of any inability to collect fees and charges.

1.7 Disbursement of Funds. Dr. Hill shall create and maintain an accurate, up to date, log of all monies collected by Dr. Hill commencing on the Commencement
Date. All such monies shall be deposited into an account (the "Orthodontic Practice Account") with a bank whose deposits are insured with the Federal Deposit Insurance Corporation and which bank is acceptable to OMEGA and Dr. Hill (the "Bank"). The Orthodontic Practice Account shall contain the name of the Dr. Hill, however, the account shall explicitly specify that only Omega shall be entitled to make all disbursements therefrom. Omega shall account for all monies so disbursed from the Orthodontic Practice Account.

From the funds collected and deposited by Dr. Hill in the Orthodontic Practice Account, Omega shall make for and on behalf of Dr. Hill the following disbursements promptly, when payable:

(1) Compensation and other direct costs payable to Dr. Hill pursuant to Schedule 3 of this Agreement; and

(2) All compensation payable to Omega pursuant to Schedule 3 of this Agreement.


1.8 OMEGA Expenses. OMEGA shall be responsible for the payment of all OMEGA Expenses, as defined below, during the term of this Agreement.

         (a) "OMEGA Expenses" shall mean all operating and non-operating expenses incurred in the operation of the Orthodontic Practice, including, without limitation: (1) Salaries, benefits and other direct costs of all employees of OMEGA providing services to the Orthodontic Practice hereunder; (2) Salaries, benefits and other direct costs of all employees of Dr. Hill at the Orthodontic Practice (other than Dr. Hill and the other orthodontic and dental professionals employed by Dr. Hill), provided, however, that any and all payments to such employees of Dr. Hill after the Commencement Date but which are compensation for services rendered by such employees prior to the Commencement Date shall not be OMEGA Expenses and, to the extent they are paid by OMEGA, OMEGA shall be entitled to offset such amounts against any amounts to be paid by OMEGA to Dr. Hill pursuant to Schedule 3 of this Agreement; (3) Direct costs of all employees or consultants of OMEGA who provide services at the Orthodontic Offices or in connection with the Orthodontic Practice required for improved clinic performance, such as work management, materials management, purchasing, charge and coding analysis, and business office consultation; (4) Accounts payable of the Orthodontic Practice (not including payroll, "Accounts Payable") which have accrued not more than 30 days prior to the Commencement Date and which remain unpaid as of such time, but only to the extent that such Accounts Payable do not exceed one-quarter (1/4) of one "Average" month of cash receipts of the Orthodontic Practice (the term "Average" shall mean an average of the cash receipts of the Orthodontic Practice using the last 12 months prior to the end of the month immediately preceding the Commencement Date); (5) All direct costs associated with operating the Orthodontic Offices, including without limitation, utilities, cleaning and maintenance; (6) Obligations of OMEGA under leases or subleases entered into in connection with the operation of the Orthodontic Offices as well as utility expenses relating to the Orthodontic Offices; (7) Personal property and intangible taxes assessed against OMEGA's assets used in connection with the operation of the Orthodontic Offices, commencing on the Commitment Date; (8) In the event an opportunity arises for additional orthodontists to become employed by Dr. Hill at the Orthodontic Practice or other orthodontic practices to merge with the Orthodontic Practice, actual out-of-pocket expenses of OMEGA personnel working on a specified employment arrangement or merger, whether or not such employment arrangement or merger is consummated; (9) All other expenses incurred by OMEGA in carrying out its obligations under this Agreement, but excluding any corporate overhead costs of OMEGA or any corporation affiliated with OMEGA not specifically listed above.

         (b) "OMEGA Expenses" shall not include: (1) Any Federal, state or local income taxes of Dr. Hill and the other orthodontic and dental professionals employed by Dr. Hill, or the costs of preparing Federal, state or local tax returns thereof; (2) Salaries, benefits and other direct costs of employing Dr. Hill and the other orthodontic and dental professionals employed by Dr. Hill;
(3) Physician licensure fees, board certification fees and costs of membership in professional associations and societies for Dr. Hill and the other orthodontic and dental professionals employed by Dr. Hill; (4) Professional liability insurance for Dr. Hill and the other orthodontic and dental professionals employed by Dr. Hill as provided for under Section 2.6 of Schedule 2 to this Agreement; (5) Costs of continuing professional education for Dr. Hill and the other orthodontic and dental professionals employed by Dr. Hill including travel and related expenses; (6) Costs associated with legal, accounting and professional services incurred by or on behalf of Dr. Hill; (7) Liability judgments assessed against Dr. Hill or the other orthodontic and dental professionals employed by Dr. Hill in excess of policy limits or within the deductible limits of any policy; (8) Direct personal expenses of Dr. Hill and the other orthodontic and dental professionals employed by Dr. Hill of a kind which Dr. Hill may have historically provided or charged to such professionals (including, but not limited to, car allowances and other expenses which are personal in nature); (9) Charitable contributions by Dr. Hill; and
(10) Any other expenses which are expressly designated herein as expenses or responsibilities of Dr. Hill.

1.9 Accounting; Bookkeeping and Reports. OMEGA shall provide for or arrange for all accounting and bookkeeping services related to the Orthodontic Practice's operations, provided that such services are incurred in the ordinary course of business. In addition, OMEGA shall provide Dr. Hill with an unaudited internal monthly statement within twenty (20) days after the end of each month and a quarterly review within thirty (30) days after the end of each quarter, respectively, of OMEGA's internal statements. Dr. Hill shall be responsible for preparing and filing his own Federal, state and local tax returns. At Dr. Hill 's request, OMEGA shall prepare reports indicating the gross revenues, number of patients, type of patients, and the activity and the productivity of the Orthodontic Practice. OMEGA shall assist and advise Dr. Hill in the financial management of the Orthodontic Practice.

1.10 Maintenance and Cleaning Services. OMEGA shall arrange for security, maintenance and cleaning of the Orthodontic Offices, including the furniture, fixtures and equipment therein.

                                   SCHEDULE 2

                               DUTIES OF DR. HILL

2.1 General. Dr. Hill shall be responsible for the management of his practice and the Orthodontic Office, in accordance with the requirements of the Laws of the State.

2.2 Employment of the orthodontists and Rendering of Patient Care. Dr. Hill shall be responsible for the employment and professional supervision of Dr. Hill and all other orthodontic and dental professionals employed by him and all orthodontic care rendered to patients shall be rendered by Dr. Hill and such professionals.

2.3 Professional Services. Dr. Hill shall comply with all applicable Laws and all standards of orthodontic care. Dr. Hill shall provide professional services to patients hereunder in compliance at all times with ethical standards and Laws applying to the orthodontic profession. Dr. Hill shall ensure that he and each orthodontist who provides orthodontic services to patients is licensed by the State. In the event that any disciplinary, medical malpractice or other actions are initiated against Dr. Hill or any orthodontic or dental professional employed by Dr. Hill. Dr. Hill shall immediately inform OMEGA of such action and the underlying facts and circumstances subject to such confidentiality agreement or arrangements as Dr. Hill and OMEGA shall mutually determine at or prior to the time of such disclosure. Dr. Hill agrees to cooperate with and participate in quality assurance/utilization review programs established by OMEGA or mandated by accreditation and licensure standards applicable to the practice of orthodontics. Deficiencies discovered in the performance of any personnel or in the quality of professional services shall be reported immediately to OMEGA, and appropriate steps shall be taken by Dr. Hill at once to remedy such deficiencies.

2.4 Records. Dr. Hill will keep or cause to be kept accurate, complete and timely dental and other records of all patients. The management of all dental and patient files and records shall comply with all applicable Laws regarding their confidentiality and retention and all files and records shall be located so that they are readily accessible for patient care, consistent with ordinary records management practices. Such records shall be sufficient to enable OMEGA, on behalf of Dr. Hill to obtain payments for services and related charges and to facilitate the delivery of quality patient care by Dr. Hill. Notwithstanding the foregoing, patient dental records shall be and remain the property of Dr. Hill and the contents thereof shall be solely the responsibility of Dr. Hill.

2.5 Professional Expenses. Dr. Hill shall be solely responsible for the cost of professional licensure fees and board certification fees, membership in professional associations and continuing professional education incurred by Dr. Hill and the other orthodontic and dental professionals employed by him. Dr. Hill shall ensure that he and the other orthodontic and dental professionals employed by him participate in such continuing education as is necessary for Dr. Hill and such professionals to remain current.

2.6 Professional Liability Insurance. Dr. Hill shall provide, or arrange for the provision of, and maintain throughout the term of this Agreement, professional liability insurance coverage in accordance with the provisions of Section 6 of this Agreement. Dr. Hill shall also cooperate in any programs recommended by OMEGA to assure that each of the orthodontic and dental professionals employed by him is insurable, and that Dr. Hill and each such professional participates in an on-going risk management program.

2.7 Confidentiality. Dr. Hill agrees and acknowledges that all materials provided by OMEGA to Dr. Hill or the Orthodontic Practice constitute "Confidential Information" and are disclosed in confidence and with the understanding that it constitutes valuable business information developed by OMEGA with the assistance of OMEGA at great expenditures of time, effort and money. Dr. Hill further agrees that he shall not, directly or indirectly, without the express prior written consent of OMEGA, use or disclose such Confidential Information for any purpose other than in connection with the services to be rendered hereunder. Dr. Hill further agrees: (i) to keep strictly confidential and hold in trust all Confidential Information and not disclose such Confidential Information to any third party, including his affiliates, partners, employees and independent contractors without the express prior written consent of OMEGA; and (ii) to impose this obligation of confidentiality on his partners, employees and independent contractors. Dr. Hill acknowledges that the disclosure of Confidential Information to him by OMEGA is done in reliance upon his representations and covenants in this Agreement. Upon expiration or termination of this Agreement by either party for any reason whatsoever, Dr. Hill shall immediately return and shall cause his partners, shareholders and independent contractors to immediately return to OMEGA all Confidential Information, and Dr. Hill will not, and will cause his partners, employees and independent contractors not to, thereafter use, appropriate, or reproduce such Confidential Information. Dr. Hill further expressly acknowledges and agrees that any such use, appropriation or reproduction of any such Confidential Information by any of the foregoing after the expiration or termination of this Agreement will result in irreparable injury to OMEGA, that the remedy at law for the foregoing would be inadequate, and that in the event of any such use, appropriation, or reproduction of any such Confidential Information after the termination or expiration of this Agreement, OMEGA, in addition to any other remedies or damages available to OMEGA, shall be entitled to injunctive or other equitable relief without the necessity of proving actual damages but such rights to relief shall not preclude OMEGA from other remedies which may be available to it hereunder.

                                   SCHEDULE 3

                         COMPENSATION - MANAGEMENT FEES

         OMEGA shall receive, as compensation for the performance of all of its obligations and duties contained in the Agreement, monthly management fees in an amount equal to seventy-five Percent (75%) of the Practice Revenues, and Dr. Hill shall be entitled to twenty-five Percent (25%) of the Practice Revenues, except as the parties may otherwise agree from time to time in writing. Notwithstanding the foregoing, in no event shall OMEGA receive less than fifteen (15%) percent calendar quarter as compensation for its management services ("Minimum Management Services Fee"). At the end of each calendar quarter during the term of this Agreement, OMEGA shall provide Dr. Hill with an unaudited internal accounting of OMEGA Expenses, prepared in accordance with the accrual method of accounting. In addition, if OMEGA Expenses as reflected in such accounting as having been paid by OMEGA are less than sixty (60%) percent of the Practice Revenues for such calendar quarter, sixty five (65%) percent of such difference shall be returned by OMEGA to Hill as a profit incentive rebate (the "Rebate"). If such OMEGA Expenses are more than sixty (60%) percent of the Practice Revenues for such calendar quarter, sixty-five (65%) percent of such excess will be charged to Dr. Hill and recorded as a liability to be set off against future Rebates or utilized as payment of OMEGA's Minimum Management Services Fee if Practice Revenues are insufficient provided, however, that the full amount of such liability shall be paid to OMEGA within 15 days following the termination of this Agreement. If the Agreement to which this Schedule 3 is attached is terminated or expires, the foregoing management fees shall be payable to OMEGA based on all Practice Revenue collected as of the date of termination or expiration.

         Payment to OMEGA shall be made in monthly installments based on the Practice Revenues realized by OMEGA for services rendered hereunder. OMEGA shall distribute the proceeds received from the Orthodontic Practice's Account and allocate the proceeds between OMEGA and Dr. Hill as described above, on or before the 15th day of the succeeding month. In the event the 15th day falls on a weekend or holiday then said distribution shall be made on the next business day. The parties hereto may agree to handle such matters in a different manner.

         For purposes of this Agreement, "Practice Revenues" shall mean gross collections of all revenues generated by or on behalf of the Orthodontic Practice (whether through subsidiaries or affiliates), including, but not limited to, all fees and charges collected as a result of professional orthodontic services furnished to patients by Dr. Hill and for any other goods or services sold or provided to such patients.